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                                                                     EXHIBIT 5.1


                        [McKENNA LONG & ALDRIDGE LLP]


                                 April 28, 2004

AtheroGenics, Inc.
8995 Westside Parkway
Alpharetta, Georgia 30004

      Re:   AtheroGenics, Inc.
            2004 Equity Ownership Plan
            Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to AtheroGenics, Inc., a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") which is being filed by the Company with the Securities and Exchange Commission. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, an aggregate of 4,500,000 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of the Company. The Shares represent shares of Common Stock that may be issued as stock awards or upon the exercise of options or stock appreciation rights ("SARs") which may be granted under the Company's 2004 Equity Ownership Plan (the "Plan").

      The opinion hereinafter set forth is given at the request of the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no other opinion is implied or to be inferred beyond the matters expressly stated. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

      Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

      In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Company's Fourth Amended and Restated Articles of Incorporation, as amended, the Company's Third Amended and Restated Bylaws, as amended, the record of corporate proceedings and the Plan. In making all of our examinations, we assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due

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AtheroGenics, Inc.
Page 2
April 28, 2004


execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

      As to various factual matters that are material to our Opinion, we have relied upon: (i) the factual statements set forth in a certificate of officers of the Company; (ii) resolutions adopted by the Board of Directors of the Company, dated February 18, 2004; (iii) resolutions adopted by the shareholders of the Company, dated April 28, 2004; and (iv) originals or copies of certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

      Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Georgia that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the Plan. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

      Based upon and subject to the foregoing, we are of the following opinion:

      (1) the Shares, when issued upon the grant of stock awards or the exercise of options or SARs granted in accordance with the terms of the Plan against payment in full of the exercise price therefor, if any, established in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ McKENNA LONG & ALDRIDGE LLP
                                    --------------------------------
                                    McKENNA LONG & ALDRIDGE LLP